FOR IMMEDIATE RELEASE                          Contact:
                                               Jan A. Sneed       (212) 546-2422
                                               Steven G. Felsher  (212) 546-2440


                             GREY GLOBAL GROUP INC.
                REPORTS FOURTH QUARTER AND FULL YEAR 2002 RESULTS

New York, New York - March 3, 2003--Grey Global Group Inc. (NASDAQ: GREY) today reported its results for 2002.

Results
-------

The Company reported a 10.5% increase in fourth quarter 2002 commissions and fees ("revenues") when compared to the same quarter in 2001. Revenues for the full year were essentially flat versus 2001. The growth performance in the fourth quarter was principally attributable to strength at the Company's North American operations and the impact of a weaker dollar on international revenues. Revenues for the North American operations increased for the entire year which offset a decline in the Company's international business.

Net income from operations from the fourth quarter was $9.5 million, up from $3.6 million from the corresponding quarter in the prior year. For the full year, net income from operations was $18.3 million as compared to $7.8 million earned in 2001. The figures for 2001 are prior to a non-cash charge, taken in the fourth quarter of last year, of $32.2 million consisting of write-offs or write-downs of investments in Internet-related early stage businesses, impaired goodwill and certain marketable securities, and the write-off of leasehold improvements and fixed assets related to the disposal in 2001 of more than 160,000 square feet of leased space. The net loss for 2001 after the non-cash charge was $24.4 million for the full year and $28.6 million for the fourth quarter.

Basic and diluted earnings per common share for the three months ended December 31, 2002 were $6.90 and $6.27, respectively, and for the year then ended were $13.28 and $12.08, respectively.

The results were impacted, in part, by new accounting rules, effective January 1, 2002, which eliminated the amortization of goodwill. Goodwill amortization in 2001 was $14.4 million for the year and $3.7 million for the fourth quarter.


Company Comment
---------------

The Company's revenues from its North American operations were up 3% for the year despite the continuation of a challenging market environment. Non-North American revenues decreased by 5% principally because of weakness in selected Northern European and Latin American markets. Results for 2002 also reflected the costs incurred in connection with the elimination of staff and other steps taken to reduce expenses in markets where costs had to be aligned because of difficult business conditions, and other accruable expenses recognized in respect of an on-going investigation of the print production industry.






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GREY/2002 Results
Page Two

Grey Global Group partner companies won major new business assignments over the course of 2002. Importantly, we gained significant assignments from many of our core clients, including Procter & Gamble (Clairol hair coloring products, Zest globally and Torrengos in the U.S.), GlaxoSmithKline (Sensodyne, Polident and Poligrip worldwide, and other assignments across a number of individual markets), Mars, British American Tobacco, Sara Lee, Novartis, Wyeth, BellSouth and Volkswagen.

The Company also won a number of prominent new clients in individual companies:

Grey Worldwide gained advertising assignments from J.M. Smucker, CIBA Vision, Orville Redenbacher and E&J Gallo in the United States; and Wal-Mart, Banco Santander, Otto Versand, Konig Beer and other important marketers internationally.

MediaCom, the Company's media services unit, won global and other major assignments from Mars, Shell Oil, Allergan, Boehringer Ingelheim, Staples and Volkswagen.

The Company's other operating units secured major new business as well:

Grey Direct gained United Airlines' Mileage Plus program, Xerox, Adobe and Sun Microsystems. Grey Healthcare Group, Med Ad News' "Agency of the Year", won more assignments from GlaxoSmithKline, Allergan, Boehringer Ingelheim and others; Grey Interactive enlarged its footprint at major clients like Mars and added important assignments for Wyeth, Novartis and BMW; and significant public relations assignments were won by GCI from Sony Ericsson, GE Capital, Bayer, Medtronic and McKesson among others.

Network Associates also awarded its multidiscipline communications program to Grey Worldwide, MediaCom/Beyond Interactive, Grey Direct and G2.


                                    * * * * *
Grey Global Group ranks among the largest global marketing communications companies in the world with offices in 87 countries. Grey Global Group operates branded independent business units in many communications disciplines including general advertising, public relations/public affairs, direct marketing, Internet communications, healthcare marketing, and on-line and off-line media services.
--------------------------------------------------------------------------------


(Part of this announcement may contain forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those projected in the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed with the Securities and Exchange Commission, including but not limited to the last section of the Management's Discussion and Analysis entitled "Forward Looking Statements" contained in the Company's most recent Form 10-Q and in other filings.)



                                 (Chart follows)


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          Grey Global Group Inc. and Consolidated Subsidiary Companies
                 Condensed Consolidated Statements of Operations

                                                                   For the Three Months
                                                                     Ended December 31
        --------------------------------------------------------------------------------------------------
                                                   Results of    Results of     Non-Cash         As
                                                   Operations    Operations      Charge       Reported
                                                ==========================================================
        (in  thousands,  except  share  and  per      2002                        2001
        share data)
        --------------------------------------------------------------------------------------------------
         Commissions and fees                      $  333,604    $  301,938                  $  301,938

         Income (loss) of consolidated
         companies before taxes on income              21,955        10,453     (32,169)        (21,716)
         Provision for taxes on income                 11,251         5,245          40           5,285
         Minority interest applicable to
         consolidated companies                          (759)       (1,011)                     (1,011)
         Equity in earnings of nonconsolidated
         affiliated companies                            (429)         (598)                       (598)
                                                 ---------------------------------------------------------
         Net income (loss)                         $    9,516    $    3,599    $(32,209)     $  (28,610)
                                                 =========================================================

         Weighted average number of common
         shares outstanding
           - Basic                                  1,243,324     1,241,755     1,241,755     1,241,755
                                                 =========================================================
           - Diluted                                1,374,971     1,373,406     1,373,406     1,241,755
                                                 =========================================================
         Earnings  per common share (Note 1)
           - Basic                                   $ 6.90        $ 2.82       $ (24.70)     $ (21.88)
                                                 =========================================================
           - Diluted                                 $ 6.27        $ 2.58       $ (24.46)     $ (21.88)
        -----------------------------------------=========================================================


                                                                   For the Twelve Months
                                                                     Ended December 31
        --------------------------------------------------------------------------------------------------
                                                   Results of    Results of     Non-Cash         As
                                                   Operations    Operations      Charge       Reported
                                                 =========================================================
        (in  thousands,  except  share  and  per      2002                        2001
        share data)
        --------------------------------------------------------------------------------------------------
         Commissions and fees                     $ 1,199,708   $ 1,217,013                  $1,217,013

         Income (loss) of consolidated
         companies before taxes on income              42,972        28,053     (32,169)         (4,116)
         Provision for taxes on income                 21,529        14,047          40          14,087
         Minority interest applicable to
         consolidated companies                        (4,005)       (5,034)                     (5,034)
         Equity in earnings of nonconsolidated
         affiliated companies                             817        (1,191)                     (1,191)
                                                 ---------------------------------------------------------
         Net income (loss)                        $    18,255   $     7,781    $(32,209)     $  (24,428)
                                                 =========================================================

         Weighted average number of common
         shares outstanding
           - Basic                                  1,245,856     1,237,880     1,237,880     1,237,880
                                                 =========================================================
           - Diluted                                1,380,698     1,371,617     1,371,617     1,237,880
                                                 =========================================================
         Earnings  per common share (Note 1)
           - Basic                                   $13.28        $ 6.32        $(24.78)      $(18.46)
                                                 =========================================================
           - Diluted                                 $12.08        $ 5.81        $(24.27)      $(18.46)
        -----------------------------------------=========================================================

1. After giving effect to amounts attributable to redeemable preferred stock and for diluted net income per common share (i) to the assumed exercise of dilutive stock options, (ii) to the shares issuable pursuant to the Company's Senior Management Incentive Plan and (iii) to the assumed conversion of the 8 1/2% Convertible Subordinated Debentures.

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